UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 5, 2009

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA 02116

(Address of principal executive offices)                 (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2009, the Board of Directors (the “Board”) of NewStar Financial, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Charles N. Bralver to the Board, effective immediately. Mr. Bralver will serve for a term that expires at the Company’s 2009 annual meeting of stockholders. Mr. Bralver has also been named to the Board’s Risk Policy Committee. The Board has determined that Mr. Bralver meets the standards of independence for directors as set forth under the listing standards of the Nasdaq Global Market and the independence standards set forth in the Company’s corporate governance guidelines.

Mr. Bralver will receive the same compensation for his service on the Board as the Company’s other non-employee directors, in accordance with the terms described under the caption “Board of Directors—Director Compensation” in the Company’s proxy statement that was filed with the Securities and Exchange Commission on April 14, 2008. Upon his election Mr. Bralver was granted an initial grant of 1,250 shares of restricted stock and seven-year options to purchase an aggregate of 1,250 shares of the Company’s common stock as a prorated portion of the equity compensation that the Company’s other non-employee directors receive for their yearly service on the Board. The restricted stock granted vests over five years with 15% vesting on each of the first and second anniversaries of the grant date, 20% vesting on the third anniversary and 25% vesting on each of the fourth and fifth anniversaries. The options granted vest in three equal installments over three years, with the first third vesting on the first anniversary of the date of grant, the second third vesting on the second anniversary of the date of grant and the remaining third vesting on the third anniversary of the date of grant.

There are no arrangements or understandings between Mr. Bralver and any other person pursuant to which he has been selected to serve on the Board, and there are no relationships between Mr. Bralver and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On February 10, 2009 the Company issued a press release announcing Mr. Bralver’s appointment to the Board. A copy of the press release is filed with this Current Report on Form 8-K as exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of NewStar Financial, Inc., dated February 10, 2009. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: February 11, 2009	By:	/s/ JOHN K. BRAY
John K. Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of NewStar Financial, Inc., dated February 10, 2009. Filed herewith.